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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 5, 2001, except as to the third paragraph of note 1, which is as of December 14, 2001 relating to the consolidated financial statements of PayPal, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
December 14, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS